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                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004



                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (Date of earliest event reported): June 2, 2000


                             HEWLETT-PACKARD COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                         1-4423                94-1081436
(State or Other Jurisdiction of      (Commission File         (I.R.S. Employer
Incorporation or Organization)            Number)          Identification Number)


                    3000 HANOVER STREET, PALO ALTO, CA 94304
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (650) 857-1501

                                       N/A
          (Former Name or Former Address if Changed Since Last Report)

Item 2.     Acquisition or Disposition of Assets.

     On April 7, 2000, Hewlett-Packard Company ("HP") announced that the HP Board of Directors (the "Board") approved the spin-off of Agilent Technologies, Inc. ("Agilent Technologies") and declared a stock dividend of all of HP's shares in Agilent Technologies. The dividend has been distributed on June 2, 2000 to HP shareowners of record as of 5:00 PM Eastern Daylight Time on May 2, 2000. HP received no consideration in connection with the distribution. At the time the dividend was declared, HP held 380 million shares, or approximately
84.1 percent, of the outstanding common stock in Agilent Technologies.

     Effective July 31, 1999, HP's management and Board completed the plan of disposition for Agilent Technologies. In accordance with Accounting Principles Board Opinion No. 30, Agilent Technologies has been segregated as a discontinued operation in HP's consolidated financial statements for all periods presented in HP's Securities and Exchange Commission filings since July 31, 1999, including but not limited to the Annual Report on Form 10-K for the year ended October 31, 1999 and the Quarterly Reports on Form 10-Q for the quarters ended July 31, 1999 and January 31, 2000.

Item 5.  Other Events

     On June 2, 2000, HP issued a press release announcing that, after the close of the market on this date, it distributed 0.3814 of a share of Agilent Technologies common stock as a dividend on each share of HP common stock outstanding at 5:00 PM Eastern Daylight Time on May 2, 2000, the record date for the distribution. The press release is attached as Exhibit 99 to this Form 8-K.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

          Exhibit 99   Press Release dated June 2, 2000.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        HEWLETT-PACKARD COMPANY


Date: June 2, 2000


                                        By: /s/ ROBERT P. WAYMAN
                                           -------------------------------------
                                           Robert P. Wayman
                                           Executive Vice President,
                                           Finance and Administration
                                           and Chief Financial Officer

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EXHIBIT INDEX

Exhibit 99  Press Release dated June 2, 2000.